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EXHIBIT 4.3.1.



                                     EXHIBIT


                       7. AUTOMATED POWER EXCHANGE SERVICE
                                        &
                             PARTICIPATION AGREEMENT


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                            AUTOMATED POWER EXCHANGE
                       SERVICE AND PARTICIPATION AGREEMENT


          THIS AUTOMATED POWER EXCHANGE SERVICE AND PARTICIPATION AGREEMENT ("Service Agreement") is made and entered into this 9th day of March, 1998 by and between Automated Power Exchange, Inc., a California corporation ("APX"), and PowerSource Ltd., a Nevada Corporation ("Participant"). APX and the Participant are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS:

A. APX operates information exchanges in which Participants are able to buy and sell electricity at APX Market Prices.

B. APX also serves as a Scheduling Coordinator with the California Independent System Operator Corporation for Generating Units and Loads that are registered with APX by Participants.

C. The Participant desires to enter into this Service Agreement in order to be able to utilize the APX Services from time to time in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the Parties agree and intend to be bound as follows:

1.       DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS. Except as otherwise defined herein, initially-capitalized terms used in this Service Agreement have the meanings set forth in Section 2.1 of the Automated Power Exchange Terms and Conditions of Service, together with any appendices or attachments thereto, as amended or modified from time to time ("APX Terms").

         1.2.     INTERPRETATION. The rules of interpretation set forth in
                  Section 2.2 of the APX Terms shall apply to this Service Agreement.

2.       USE OF APX SERVICES

         2.1. Upon execution of this Service Agreement and satisfaction of the conditions of eligibility set forth in Section 3 of the APX Terms, the Participant shall be eligible to use the APX Services. 2.2. This Service Agreement does not obligate the Participant to use any APX Service.

3.       TERMS AND CONDITIONS OF SERVICE

         3.1. The APX Terms are incorporated herein and made a part of this Service Agreement.

         3.2.     APX and the Participant agree that:

                  3.2.1. The APX Terms, this Service Agreement, and any rules, regulations or orders duly promulgated from time to time by APX shall govern the Participant's use of any APX Service;

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                  3.2.2.   APX and the Participant will abide by the APX Terms
                           and any rules, regulations and orders duly promulgated by APX in respect of all matters relating to the Participant's use of any APX Service; and

                  3.2.3. The Participant's eligibility to use the APX Services is at all times subject to the APX Terms and any rules, regulations and orders duly promulgated by APX, and may be revoked in accordance with the APX Terms.

         3.3. APX may amend or modify the APX Terms from time to time in accordance with the procedures set forth in Section 13 of the APX Terms. Any such amendment or modification shall be binding upon the Participant in accordance with Section 13 of the APX Terms.

4.       TERM AND TERMINATION

         4.1. This Service Agreement shall become effective on the date set forth in the introductory paragraph and shall remain in effect unless terminated in accordance with the provisions set forth in Section 15 of the APX Terms.

5.       REPRESENTATIONS AND WARRANTIES

         5.1. Each Party represents and warrants to the other Party the following:

                  5.1.1. AUTHORITY. The execution, delivery and performance by each Party of this Service Agreement are within the Party's powers, have been duly authorized by all necessary corporate or other action, and do not and will not violate the terms or conditions in the Party's governing documents, any material contract to which the Party is a party, or any applicable Laws.

                  5.1.2. BINDING OBLIGATIONS. This Service Agreement constitutes the legal, valid and binding obligations of each Party, enforceable against the Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.       TRANSFER AND ASSIGNMENT

         6.1. Neither Party shall assign any of its rights nor delegate any of its obligations under this Service Agreement without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably. Any prohibited assignment or delegation shall be void.

7.       ELECTRONIC CONTRACTING

         7.1. All submitted applications, schedules, bids, confirmations, changes to information on file with APX, notices and other communications conducted via electronic transfer, including without limitation, direct computer link, bulletin board, e-mail, facsimile or any other means established by APX, shall invoke the same legal rights, responsibilities, obligations and other implications set forth in the APX Terms as if executed in written format.

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8.       MISCELLANEOUS

         8.1. NOTICES. Except as otherwise specified herein or in the APX Terms, notices provided under the terms of this Service Agreement shall be in writing and transmitted by mail, overnight courier, or facsimile. Notices to APX shall be addressed to:

                                    Automated Power Exchange, Inc.
                                    26340 Alexander Place
                                    Los Altos Hills, CA 94022
                                    Attention:  Contracts Department
                                    Phone: (650) 949-1672   Fax: (650) 949-2859
                                    E-mail: contracts@energy-exchange.com

                  Notices to the Participant shall be addressed to the representative at the address specified in Appendix 1 of this Service Agreement

         8.2. ENTIRE AGREEMENT. This Service Agreement and all attachments hereto, and the APX Terms embody the entire agreement and understanding of the Parties; and supersede all prior or contemporaneous agreements and understandings of the Parties, verbal or written, relating to the subject matter hereof.

         8.3. GOVERNING LAWS. This Service Agreement shall be governed by, and construed in accordance with, the laws of the State of California, irrespective of choice of law rules.

         8.4. INDEPENDENT PARTIES. Nothing in this Service Agreement shall be construed or represented as creating a partnership, trust, fiduciary or any similar relationship among the Parties. Except as set forth in the APX Terms, no Party is authorized to act on behalf of the other Party and none shall be considered the agent of the other.

         8.5. NO THIRD-PARTY BENEFICIARIES. This Service Agreement is made and entered into for the sole protection and legal benefit of the Parties and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Service Agreement

         8.6. AMENDMENT. This Service Agreement is subject to modification by a modification of the APX Terms. In all other respects, this Service Agreement shall only be modified or amended by a written instrument executed by the Parties and shall not be modified by course of performance or any usage of trade.

         8.7. SEVERABILITY. The illegality or unenforceability of any provision of this Service Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Service Agreement or any instrument or agreement required hereunder.

         8.8. COUNTERPARTS. This Service Agreement may be executed many number of separate counterparts, which shall be deemed to constitute one instrument.

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The authorized representatives of the Parties have executed this Service
Agreement as of the date first set forth above.

AUTOMATED POWER EXCHANGE                     POWERSOURCE, LTD.

BY: /S/ JACK ELL                             BY: ROMAN GORDON
----------------                             ----------------
TITLE: EXECUTIVE V.P.                        TITLE: DIRECTOR
---------------------                        ---------------
DATE: 3/13/98                                DATE: 3/9/98
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                                   APPENDIX 1


Name of the Participant:                     Roman Gordon
                                             -------------------------------
Representative:                              German Teitelbaum
                                             -------------------------------
                                             Illya Bond
                                             -------------------------------
Address:                                     8306 Wilshire Blvd., Suite 634
                                             -------------------------------
                                             Beverly Hills, CA  90211
                                             -------------------------------
E-mail address:                              megasource@worldnett.att.net
                                             -------------------------------
Telephone number:                            (310) 854-4343
                                             -------------------------------
Facsimile number:                            (888) 340-8274
                                             -------------------------------